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                                                                  EXHIBIT 11 (a)



IRWIN FINANCIAL CORPORATION AND SUBSIDIARIES
EXHIBIT 11(a) - COMPUTATION OF EARNINGS PER SHARE


       Year Ended December 31,                        1999               1998             1997
-------------------------------------------------------------------------------------------------
AVERAGE NUMBER OF SHARES OUTSTANDING                   21,530             21,732           22,326
                                                 ============        ===========       ==========

NET INCOME                                       $     33,156        $    30,503       $   24,444
                                                 ============        ===========       ==========

BASIC EARNINGS PER SHARE (Note 2)                $       1.54        $      1.40       $     1.10
                                                 ============        ===========       ==========




DILUTED SHARES OUTSTANDING:
  Average number of shares outstanding                 21,530             21,732           22,326
  Assumed exercise of stock options (Note 1)              356                407              396
                                                 ------------        -----------       ----------
  Total shares (Note 2)                                21,886             22,139           22,722
                                                 ============        ===========       ==========


NET INCOME                                       $     33,156        $    30,503       $   24,444
                                                 ============        ===========       ==========

DILUTED EARNINGS PER SHARE (Note 2)              $       1.51        $      1.38       $     1.08
                                                 ============        ===========       ==========




(1) The dilutive effect of stock options is based on the Treasury Stock method.

(2)  Adjusted for the two-for-one stock split on May 27, 1998


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